Schedule 13D Exhibit K
                                            Schedule TO  Exhibit (d)(iii)


                                                             EXECUTION COPY












                         REVOLVING CREDIT AGREEMENT

                                By and Among

                               Invensys plc,

                         Invensys Holdings Limited

                                    and

                             Baan Company N.V.

                       Effective as of July 26, 2000

                         REVOLVING CREDIT AGREEMENT
                         --------------------------

          THIS REVOLVING CREDIT AGREEMENT, dated as of July 26, 2000, is made and entered into by and among Invensys plc, a public limited company organized under the laws of England and Wales ("Parent") Invensys Holdings Limited, a private limited company organized under the laws of England and Wales (the "Lender"); and Baan Company N.V., a public limited liability company organized under the laws of The Netherlands (the "Borrower").

          In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

          1.   Definitions
               -----------

               1.1. Reference is made to the Asset Purchase Agreement and Offer Amendment, dated as of the date hereof, between Parent, the Lender, the Borrower and Baan Software B.V. (the "Offer Amendment"). Capitalized terms used, but not otherwise defined herein shall have the respective meanings ascribed to them in the Offer Amendment. The "Offer" means Offeror's offer to purchase all of Borrower's outstanding common shares, par value NLG 0.06 per share (the "Shares"), at a price of Euro 2.85 per Common Shares, subject to certain conditions set forth in the Offer Agreement and Offer Amendment. The "Closing" means the closing of the purchase of assets and assumption of liabilities by Lender contemplated by the Offer Amendment.

               1.2. In this Agreement, the words and phrases in the first column have the respective meanings set against them in the second column:

Business Day             A day on which banks in the cities of London and
                         Amsterdam are open for business (other than Saturdays).

The Commitment           A sum not exceeding Euro 100 million or such
                         other amount as shall be agreed by the Lender.

Event of Default         Any of the events of default mentioned in Clause
                         10.1.

Expiration Date          The earliest date on which any of the following
                         events occurs: (i) the three month anniversary of the termination of the Offer without the Lender accepting all of the Shares tendered and not withdrawn, (ii) the termination of the Offer pursuant to Section 6.1(c) and 6.1(d) of the Offer
                         Agreement, (iii) immediately prior to the closing of a transaction involving the sale, lease or management of the Borrower or substantially all the assets of the Borrower to any person other than the Lender or an affiliate of the Lender, and
                         (iv) December 31, 2000.

Initial Drawdown Date    The date of the first drawdown under this
                         Agreement.

LIBOR London Interbank Offered Rate for Euro borrowings for the period of one month issued daily by the British Bankers Association which appears on the relevant Reuters Screen on or around 11:00 a.m., London Time.

Pledged Securities       All of the shares of capital stock of Baan
                         Software N.V. and the certificates evidencing the same.

Secured Revolving Note   The note attached to this Agreement as exhibit A.

Stock Pledge Agreement   A Notarial deed relating to the Pledged
                         Securities.

          2.   Revolving Credit
               ----------------

               2.1. The Lender agrees that provided no Event of Default has occurred and is continuing, and in accordance with Article 2, the Lender will lend to the Borrower from time to time prior to the Expiration Date amounts not to exceed in aggregate at any one time outstanding the amount of the Commitment. Such amounts shall be evidenced by a Secured Revolving Note.

               2.2. Prior to the Expiration Date, upon two Business Days' written notice (a "Draw Notice"), the Lender shall lend funds to the Borrower. Each Draw Notice shall contain a request for a specific amount and shall be signed by two authorized officials, one of which must be either Mr. Bruce Henderson or Mr. David Wyman.

               2.3. Notwithstanding anything herein to the contrary, unless the Lender agrees to increase the Commitment, the Lender shall not be obliged to lend amounts to the Borrower in excess of the Commitment.

               2.4. Lender and Borrower agree to use reasonable cooperation to enter into a mutually agreeable Stock Pledge Agreement.


          3.   Conditions Precedent to the Initial Drawdown and Subsequent
               Drawdowns
               -----------------------------------------------------------

               3.1. The Lender shall not be obliged to make any loans to the Borrower unless the Lender receives on or before the Initial Drawdown
Date:

                    (a) copies of resolutions of the Borrower's Management and Supervisory Boards approving the execution of this Agreement, the Secured Revolving Note and the Stock Pledge Agreement and the performance of the obligations contemplated hereby and thereby;

                    (b) a counterpart of this Agreement duly executed and delivered by the Borrower;

                    (c) the Secured Revolving Note duly executed and delivered by the Borrower;

                    (d) a counterpart of the Stock Pledge Agreement duly executed and delivered by Borrower, together with certificates representing the Pledged Securities and security transfer powers duly executed in blank for the Pledged Securities;

                    (e) such other documentation as is necessary for the Lender to obtain a perfected security interest in all of Borrower's right, title and interest in the Pledged Securities, which security interest shall be free of adverse claim;

                    (f) Borrower shall have entered into, and duly executed and delivered the Offer Amendment and the Management Services Agreement.

               3.2. The Lender shall not be obligated to make any loans to Borrower if:

                    (a) there shall be issued and in effect any injunction or similar legal order prohibiting or restraining consummation of any of the transactions contemplated by the Offer Amendment or there is pending or threatened any legal action or governmental investigation or inquiry which might reasonably be expected to result in any such injunction or order; or

                    (b) the Offer shall have been terminated without the Lender accepting all the Shares tendered and not withdrawn.

          4.   Interest
               --------

               4.1. The Borrower shall pay interest on the aggregate amount of borrowings for the time being outstanding hereunder, calculated in accordance with the provisions of Section 4.2, payable on or before the tenth day of each calendar month in respect of interest accrued during the preceding calendar month.

               4.2. The rate of interest payable on the aggregate amount outstanding shall be LIBOR, to be set by the Lender on the first business day of each calendar month (or, in the case of the initial drawdown, the Initial Drawdown Date), plus 150 basis points. Interest shall accrue on the aggregate daily amount outstanding and shall be calculated based on an actual days outstanding and a 360 day year starting from (and including) the date such amounts are dispersed to the Borrower and shall continue to accrue until (but not including) the date such amounts are repaid.

          5.   Repayment of the Loan and Cancellation
               --------------------------------------

               5.1. The Borrower shall repay in full the amount of all borrowings outstanding hereunder, together with all interest accrued and outstanding thereon, on the Expiration Date.

               5.2. The Borrower, without premium or penalty and on prior notice to the Lender of its intention to do so, may, at any time and from time to time, prepay to the Lender part or all of the aggregate amount of all borrowings outstanding hereunder, together with all interest accrued and outstanding thereon, to the date of such repayment.

               5.3. Amounts repaid may be redrawn provided that the aggregate amount outstanding at any one time does not exceed the Commitment.

               5.4. Simultaneous with the Closing, all borrowings hereunder shall be due and payable and the Lender shall assume all the obligations of the Borrower hereunder.

          6.   Payment Provisions
               ------------------

               6.1. If any payment due to be made by the Borrower in accordance with this Agreement is to be made on a day which is not a Business Day, such payment shall be made to the Lender on the next succeeding Business Day, the sums to be paid being in all instances calculated by reference to the actual date of payment.

               6.2. The Borrower shall not be entitled to deduct or set off any amounts which may be owed or claimed to be owed to it by the Lender from any amounts payable by the Borrower to the Lender under this Agreement.

               6.3. All payments by the Borrower shall be made directly to the Lender or as the Lender shall otherwise notify the Borrower in writing.

               6.4. The Lender shall be entitled to deduct or set-off any amounts payable under this Agreement from any amounts owed or claimed to be owed by it or any of its affiliates to the Borrower.

          7.   Representations and Warranties by the Borrower
               ----------------------------------------------

               7.1. To induce the Lender to enter into this Agreement and to make borrowings to the Borrower up to the Commitment, the Borrower represents and warrants to the Lender (which representations and warranties shall survive the execution and delivery of this Agreement and the making of the borrowings hereunder) as follows that:

                    7.1.1. the Borrower is duly organized and validly existing under the laws of The Netherlands;

                    7.1.2. the Borrower has the power and authority under its organizational documents and has taken all necessary corporate or other action (by passing of resolutions or otherwise) and has obtained (and there remains in full force and effect) all other consents, approvals and authorizations (if any) necessary for it to execute and perform this Agreement, the Secured Revolving Note and the Stock Pledge Agreement;

                    7.1.3. neither the execution and delivery of this Agreement, the Secured Revolving Note and the Stock Pledge Agreement nor compliance with the terms hereof or thereof will:

                         (i) contravene any provision of law, statute or regulation to which the Borrower is subject; or

                         (ii) conflict with, or result in any breach of,
                              any of the material terms of any agreement or other instrument to which the Borrower is a party or by which it is bound; and

                    7.1.4. there is no existing Event of Default.

          8.   Covenants of the Borrower
               -------------------------

               8.1. The Borrower hereby covenants with the Lender that from and after the date hereof and for so long as any amount remains unpaid in respect of principal of or interest on the outstanding borrowings or otherwise hereunder:

                    8.1.1. it will give the Lender prompt notice in writing of the occurrence of any Event of Default;

                    8.1.2. it will not create any mortgage or charge on any part of the Pledged Securities except with the consent of the Lender and the aggregate amount of its borrowings shall at all times be secured under the Stock Pledge Agreement.

          9.   Waiver
               ------

               9.1. No failure by the Lender to exercise and no delay on the part of the Lender in exercising any right, power or privilege under this Agreement against the Borrower shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right, power or privilege preclude any other or further exercise by the Lender of any other right, power or privilege. The rights and remedies of the Lender herein provided are cumulative and not exclusive of any rights or remedies available to the Lender by law.

               9.2. No waiver on the part of the Lender of any of its rights, powers or privileges arising hereunder or in respect of the transactions contemplated by this Agreement shall be effective unless written notice of such waiver has been served by the Lender on the Borrower.

          10.  Default
               -------

               10.1. Any of the following shall constitute an "Event of Default":

                    10.1.1. the Borrower omits to pay to the Lender as herein provided any amount payable under this Agreement or the Secured Revolving Note and shall fail to remedy such matter within three Business Days of written notification thereof by the Lender; or

                    10.1.2. the Borrower commits any material breach of or fails to comply with any material obligation accepted (other than one referred to in Section 10.1.1. above) or undertaking given under this Agreement, the Secured Revolving Note, the Stock Pledge Agreement, the Management Services Agreement or the Offer Amendment and such breach, if capable of remedy, shall continue unremedied for five Business Days after written notice thereof shall have been given to the Borrower by the Lender; or

                    10.1.3. the Borrower shall apply for, consent to or acquiesce in the appointment of a trustee, receiver, administrator, sequestrator, liquidator or other custodian for any substantial part of its property, or make a general assignment for the benefit of creditors; or

                    10.1.4. in the absence of such application, consent or acquiescence, the Borrower shall permit or be subject to the appointment of a trustee, receiver, administrator, sequestrator or other custodian or liquidator for a substantial part of its property, and such trustee, receiver, administrator, sequestrator or other custodian or liquidator shall not be discharged within 45 days; or

                    10.1.5. the Borrower shall permit or be subject to the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding in respect thereof, and, if any such case or proceeding is not commenced by the Borrower, such case or proceeding shall be consented to or acquiesced in by the Borrower, or shall result in the entry of an order for relief or shall remain for 45 days undismissed; or

                    10.1.6. the Borrower shall be in breach of any representation or warranty contained hereunder in a respect which is material to the making of the loan hereunder.

               10.2. The Lender may at any time after any such occurrence of an Event of Default by notice in writing to the Borrower terminate the Commitment (if then in existence) and declare the aggregate amount of all borrowings at the time outstanding to be immediately due and payable with interest thereon to the date of actual payment. Any such termination and declaration shall be effective and binding on the Borrower.

          11.  Costs
               -----

               11.1. The Borrower agrees to reimburse the Lender for the actual costs and expenses (including reasonable legal fees) reasonably incurred by the Lender in connection with the enforcement or attempted enforcement of, or the preservation or attempted preservation of, any of its rights under this Agreement. They shall become due as soon as notice thereof has been served on the Borrower and shall be paid by the Borrower within 10 Business Days thereof.

          12.  Notices
               -------

               12.1. Notices to be served by either party on the other hereunder shall be sent to the address set out below or such other address as that party shall have notified to the other:

          The Borrower:

          Baan Company N.V.
          Baron van Nagellstraat 89
          3770 AC Barneveld
          The Netherlands
          Attn: Secretary to the Board
                Treasurer
          Telefax:  1.703.234.6720

          The Lender:
          Drawdown Notices are to be faxed (Fax no: 00 44 207 821 3504) Attn The Group Treasurer - c/o Invensys Holdings Limited at the address below

          All other notices to the Lender or Parent are to be sent to:

          Invensys Holdings Limited
          c/o Invensys plc
          Carlisle Place
          London SW1P 1BX
          United Kingdom
          Attn: Company Secretary
          Telefax:  44.20.7821.3806

          13.  Governing Law; Submission to Jurisdiction
               -----------------------------------------

               13.1. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction.

               13.2 Each of Parent, the Borrower and the Lender hereby irrevocably and unconditionally consents to submit to the jurisdiction and venue of the United States District Court for the Southern District of New York or any court of the State of New York located in the County of New York (the "New York Courts") for any litigation arising out of or relating to this Agreement, the Secured Revolving Note or the Stock Pledge Agreement and the transactions contemplated hereby and thereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

          14.  Assignment
               ----------

               14.1. Except as may otherwise be agreed between the parties, the Borrower shall not assign the benefit of this Agreement.

               14.2. Subject to the continuing effectiveness of Parent's obligations under Section 17 of this Agreement, the Lender may at any time upon written notice to the Borrower assign its rights and obligations under this agreement to any Affiliate.

          15.  Counterparts
               ------------

               15.1. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be all original and all of which taken together shall constitute one and the same instrument.

          16.  Amendment and Waiver
               --------------------

               16.1. The parties may amend this Agreement at any time only by written instrument executed by both parties. In addition, until Parent, directly or indirectly, owns at least 95% of the outstanding Shares, any amendment of this Agreement shall also require the prior written consent of the "Continuing Members" under the Offer Agreement.

               16.2. The Lender and the Borrower may at any time waive compliance by the other with any covenants or conditions contained in this Agreement but only by written instrument executed by the party waiving such compliance. No such waiver, however, shall be deemed to constitute the waiver of any such covenant or condition in any other circumstance or the waiver of any other covenant or condition. In addition, until Parent, directly or indirectly, owns at least 95% of the outstanding Shares, any waiver of any covenant or condition contained in this Agreement shall also require the prior written consent of the "Continuing Members" under the Offer Agreement.

          17.  Parent Undertaking
               ------------------

               17.1. Parent undertakes that it will take all of the actions required to be taken so that Lender shall not be in breach of its obligations under Section 2.

          18.  Effective Date
               --------------

               18.1. This Agreement shall be effective as of July 26, 2000.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set out at the beginning of this Agreement.

Signed by, for                     INVENSYS PLC
and on behalf of
the Parent                         By:  /s/ Frans D. Rosendaal
                                       ------------------------------------
                                       Name:  Frans D. Rosendaal
                                       Title: Attorney-in-fact


Signed by, for                     INVENSYS HOLDINGS LIMITED
and on behalf of
the Lender                         By:  /s/ Frans D. Rosendaal
                                       ------------------------------------
                                       Name:  Frans D. Rosendaal
                                       Title: Attorney-in-fact


Signed by, for                     BAAN COMPANY N.V.
and on behalf of
the Borrower                       By:  /s/ Joost van Lanschot
                                       ------------------------------------
                                       Name:  Joost van Lanschot
                                       Title: Attorney-in-fact

                                                                  EXHIBIT A

                     SECURED REVOLVING PROMISSORY NOTE

          Euro_______________                         Dated:  July __, 2000



          FOR VALUE RECEIVED, the undersigned, Baan Company N.V., a public limited company organized under the laws of The Netherlands (the "Borrower"), hereby promises to pay Invensys Holdings Limited or its registered assigns (the "Lender") the aggregate principal amount of the borrowings owing to the Lender by the Borrower pursuant to the Revolving Credit Agreement dated as of July 26, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein, unless otherwise defined herein, being used herein as therein defined), between the Borrower and the Lender.

          The Borrower promises to pay to the Lender interest on the unpaid principal amount of borrowings outstanding under the Credit Agreement from time to time, until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in euros in same day funds.

          This Promissory Note is the Secured Revolving Note referred to in, and is entitled to the benefits of, the Credit Agreement. This Promissory Note and the obligations evidenced hereby have been secured pursuant to the terms of a Stock Pledge Agreement, dated of even date herewith, between the Borrower and the Lender, reference to which is made for a description of the collateral provided thereby and the rights of the Lender and the holder of this Note in respect of such collateral. The Credit Agreement, among other things, (a) provides for the making of loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the euro amount first above mentioned, the indebtedness of the Borrower resulting from each such loan being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events. This Note shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the State of New York.


                                    BAAN COMPANY N.V.

                                    By:
                                       ------------------------------------
                                       Name:
                                       Title: